UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2013

INTERNATIONAL TOWER HILL MINES LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1177 West Hastings Street, Suite 2300, Vancouver,
British Columbia, Canada	V6E 2K3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-3332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2013, the Board of Directors of International Tower Hill Mines Ltd. (the “Company”) appointed Mr. Thomas Irwin as the Company’s President and Chief Executive Officer, effective January 1, 2014. Mr. Irwin, 67, has been serving as Vice President, Alaska, since August 2012, supporting corporate strategic initiatives as well as being responsible for technical matters for the Company’s Livengood Gold Project. Mr. Irwin previously served as Alaska General Manager for the Livengood Gold Project from January 2012 to August 2012. Prior to joining the Company, Mr. Irwin served as the Commissioner of the Alaska Department of Natural Resources from 2004 to January 2012. As of the date of this filing, the Company has not made any determination with regard to any compensatory plan, contract, arrangement or award for Mr. Irwin in connection with his appointment as President and Chief Executive Officer of the Company.

Mr. Irwin will succeed Don Ewigleben, who became President and Chief Executive Officer in September 2012, after having served as the Chairman of the Board. On December 23, 2013, Mr. Ewigleben submitted his resignation, effective December 31, 2013, after informing the Board of his desire to seek an orderly transition now that the Company is properly organized for its present activities in view of the current market conditions. Under the terms of Mr. Ewigleben’s separation agreement with the Company, Mr. Ewigleben will be paid an amount of $515,000. Mr. Ewigleben has agreed to assist the Company in this transition and to that end, the Company and Mr. Ewigleben entered into a Consulting Agreement effective January 3, 2014. As a consultant and counsel to the Company, Mr. Ewigleben will facilitate the orderly transfer of his responsibilities to Mr. Irwin and be available to attend to Company matters as requested by the Board of Directors or Mr. Irwin. Mr. Ewigleben will receive $16,667 per month during the one year term of the Consulting Agreement. Mr. Ewigleben will be subject to non-competition and non-solicitation covenants and has agreed to comply with all Company policies relevant to his activities.

In addition, as part of the Company’s reorganization, on December 23, 2013 Mr. Ewigleben and, beginning on December 18, 2013, each of Messrs. Daniel Carriere, Timothy Haddon and Roger Taplin submitted their resignations from the Board of Directors, effective December 31, 2013. Messrs. Anton Drescher, Mark Hamilton and Thomas Weng will remain on the Board, with Mr. Weng serving as the Lead Independent Director of the Board.

Messrs. Drescher, Hamilton and Weng will constitute the members of each of the Committees of the Board of Directors. Mr. Drescher will continue to be the independent Chairman of the Audit Committee and other committee chairs are to be determined.

Item 8.01 Other Events.

On December 23, 2013, the Company issued a press release regarding the reorganization of senior management and its Board of Directors of the Company effective January 1, 2014. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the Company, dated December 23, 2013, regarding reorganization of senior management and changes to the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: December 24, 2013	By:	/s/ Donald C. Ewigleben
	Name:	Donald C. Ewigleben
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company, dated December 23, 2013, regarding reorganization of senior management and changes to the Board of Directors of the Company.